Exhibit 10.24
GUARANTEE
     THIS GUARANTEE (“Guarantee”), dated June 23, 2009, is by Winkler Atlantic Holdings Limited, a British Virgin Islands business company (“Guarantor”), with its chief executive office at 7480 Mission Valley Road, Suite 101, San Diego, California, 92108 and registered office at PO Box 92, Road Town Tortola, British Virgin Islands VG 1110 in favor of Wachovia Capital Finance Corporation (Central), an Illinois corporation, as US Collateral Agent for and on behalf of the Secured Parties and as Lender, having an office at 150 South Wacker Drive, Suite 2200, Chicago, Illinois 60606-4202.
W I T N E S S E T H :
     WHEREAS, US Collateral Agent, Lender and Mad Catz, Inc., a Delaware corporation (“Borrower”), have entered or are about to enter into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Third Amended and Restated Loan Agreement, dated June 23, 2009, by and among US Collateral Agent, Lender, Borrower and Obligors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Third Amended and Restated Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Third Amended and Restated Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and
     WHEREAS, due to the close business and financial relationships between Borrower and Guarantor, in consideration of the benefits which will accrue to Guarantor and as an inducement for and in consideration of Lender making loans and advances and providing other financial accommodations to Borrower pursuant to the Third Amended and Restated Loan Agreement and the other Financing Agreements, Guarantor wishes to guarantee the obligations pursuant to the terms hereof;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees in favor of US Collateral Agent and Lender as follows:
     1. Guarantee.
     (a) Guarantor absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”):
(i)	all obligations, liabilities and indebtedness of any kind, nature and description of Borrower and/or any Obligor to Lender, any Agent, their respective affiliates and owing to any financial institution under or in connection with a Swap Agreement, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Third

Amended and Restated Loan Agreement, the other Financing Agreements, any Swap Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Third Amended and Restated Loan Agreement or after the commencement of any case with respect to Borrower or any Obligor under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or any Obligor to Lender, any Agent, their respective affiliates and such financial institution arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender, any Agent, their respective affiliates and such financial institution; and

(ii)	all expenses (including, without limitation, attorneys’ fees and legal expenses) incurred by Lender, any Agent, their respective affiliates and such financial institution in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower’s or any Obligor’s obligations, liabilities and indebtedness as aforesaid, the rights of Lender, any Agent, their respective affiliates and such financial institution in any collateral or under this Guarantee, all other Financing Agreements or Swap Agreements or in any way involving claims by or against Lender, Agent, their respective affiliates and such financial institution directly or indirectly arising out of or related to the relationships between Borrower, Guarantor or any other Obligor and Lender, any Agent, their respective affiliates and such financial institution, whether such expenses are incurred before, during or after the initial or any renewal term of the Third Amended and Restated Loan Agreement, the other Financing Agreements or any Swap Agreement or after the commencement of any case with respect to Borrower or Obligors under the Bankruptcy Code or any similar statute.
     (b) This Guarantee is a guaranty of payment and not of collection. Guarantor agrees that Lender and US Collateral Agent need not attempt to collect any Guaranteed Obligations from Borrower or any other Obligor or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Guaranteed Obligations (except under or in connection with any Swap Agreement) to Lender when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Lender may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by Lender or US Collateral Agent with respect thereto or otherwise chargeable to Borrower or Obligors) and in such order as Lender may elect.

     (c) Payment by Guarantor shall be made to Lender at the office of Lender from time to time on demand as Guaranteed Obligations become due. Guarantor shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Guarantor either in the same action in which Borrower or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against Guarantor, Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Lender, US Collateral Agent or any other Secured Party to Guarantor.
     (d) Notwithstanding anything to the contrary contained herein, the amount of the obligations payable by Guarantor under this Guarantee shall be the aggregate amount of the Guaranteed Obligations unless a court of competent jurisdiction adjudicates Guarantor’s obligations to be invalid, avoidable or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of the Guaranteed Obligations payable by Guarantor hereunder shall be limited to the maximum amount that could be guaranteed by Guarantor without rendering such Guarantor’s obligations under this Guarantee invalid, avoidable or unenforceable under such applicable law.
     2. Waivers and Consents.
     (a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or Obligors are entitled are hereby waived by Guarantor.
     (b) Guarantor also waives notice of and hereby consents to:
(i)	any amendment, modification, supplement, extension, renewal, or restatement of the Third Amended and Restated Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Third Amended and Restated Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased;

(ii)	the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lender, US Collateral Agent or any Secured Party for the obligations of Borrower or any Obligor, including, without limitation, the surrender or release by Lender or US Collateral Agent of Guarantor hereunder;

(iii)	the exercise of, or refraining from the exercise of, any rights against Borrower, Guarantor or any other Obligor or any collateral;

(iv)	the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations; and

(v)	any financing by Lender of Borrower under Section 364 of the Bankruptcy Code or consent to the use of cash collateral by Lender under Section 363 of the Bankruptcy Code.
Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.
     (c) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower or any Obligor in respect of any of the Guaranteed Obligations, or Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender or US Collateral Agent to perfect or continue perfection of any lien or security interest in any collateral or any delay by Lender or US Collateral Agent in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower or any Obligor under the Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if Borrower’s or such Obligor’s liability for such amounts does not, or ceases to, exist by operation of law. Guarantor acknowledges that Lender and US Collateral Agent has not made any representations to Guarantor with respect to Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantor of this Guarantee and Guarantor is not in any respect relying upon Lender or US Collateral Agent or any statements by Lender or US Collateral Agent in connection with this Guarantee.
     (d) Unless and until the indefeasible payment and satisfaction in full of all of the Guaranteed Obligations in immediately available funds and the termination of the financing arrangements of Lender with Borrower, Guarantor hereby irrevocably and unconditionally waives and relinquishes:
(i)	all statutory, contractual, common law, equitable and all other claims against Borrower or any Obligor, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Lender by Guarantor hereunder; and

(ii)	any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.
     3. Subordination. Payment of all amounts now or hereafter owed to Guarantor by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Lender of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to US Collateral Agent as security for the Guaranteed Obligations.
     4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantor for the entire Guaranteed Obligations shall mature and become immediately due and payable (except under or in connection with a Swap Agreement), even if the liability of Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default.
     5. Account Stated. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Lender rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Lender and Borrower and be binding on Guarantor.
     6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Guarantor shall continue to be liable hereunder until one of Lender’s officers actually receives a written termination notice from Guarantor sent to Lender at its address set forth above by certified mail, return receipt requested and thereafter as set forth below. Such notice received by Lender from Guarantor shall not constitute a revocation or termination of this Guarantee as to any other Obligor. Revocation or termination hereof by Guarantor shall not affect, in any manner, the rights of Lender or US Collateral Agent or any obligations or duties of Guarantor under this Guarantee with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Lender of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all attorneys’ fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantor or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Lender of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Lender or any Secured Party prior to receipt of such notice. The sole effect of such revocation or termination by Guarantor shall be to exclude from this Guarantee the liability of Guarantor for those Guaranteed Obligations arising after the date of receipt by Lender of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Third Amended and Restated Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).
     7. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Guarantor shall be liable to pay to Lender, and does indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 7 shall survive the termination or revocation of this Guarantee.
     8. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and US Collateral Agent. Lender and US Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their respective rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender and US Collateral Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender or US Collateral Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender or US Collateral Agent would otherwise have on any future occasion, whether similar in kind or otherwise.
     9. Corporate Existence, Power and Authority. Guarantor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Guarantor or the rights of Lender or US Collateral Agent hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Guarantee is within the corporate powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by laws, or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.
     10. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
     (a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between Guarantor, Lender and US Collateral Agent, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of Illinois.
     (b) Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois whichever Lender or US Collateral Agent elects and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Guarantor, Lender and US Collateral Agent in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Guarantor, Borrower, Obligors, Lender or US Collateral Agent or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Lender and US Collateral Agent shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Lender or US Collateral Agent deems necessary or appropriate in order to realize on collateral at any time granted by Borrower, Obligors or Guarantor to Lender or US Collateral Agent or to otherwise enforce their respective rights against Guarantor or its property).
     (c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth above and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender’s or US Collateral Agent’s option, by service upon Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Guarantor so served shall appear in answer to such process, failing which Guarantor shall be deemed in default and judgment may be entered by Lender or US Collateral Agent against Guarantor for the amount of the claim and other relief requested.
     (d) GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF GUARANTOR, LENDER AND US COLLATERAL AGENT IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF GUARANTOR, LENDER OR US COLLATERAL AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR, LENDER AND US COLLATERAL AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) Lender and US Collateral Agent shall not have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender and US Collateral Agent that the losses were the result of acts or omissions of Lender and US Collateral Agent constituting gross negligence or willful misconduct. In any such litigation, each of Lender and US Collateral Agent shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Third Amended and Restated Loan Agreement and the other Financing Agreements.
     11. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender, US Collateral Agent and Guarantor at its address set forth above, or to such other address as a party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram, facsimile or pdf transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.
     12. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     13. Entire Agreement. This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
     14. Successors and Assigns. This Guarantee shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Lender, US Collateral Agent and their respective successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of the Guarantor shall not terminate this Guarantee as to such entity or as to any other Obligors.
     15. Construction.
     (a) All references to the term “Guarantor” wherever used herein shall mean Guarantor and its respective successors and assigns (including, without limitation, any receiver, trustee or custodian for Guarantor or any of its respective assets or Guarantor in its capacity as debtor or debtor-in-possession under the Bankruptcy Code).

     (b) All references to the term “Lender”, “US Collateral Agent” or “Secured Party” wherever used herein shall mean Lender, US Collateral Agent or Secured Party, as applicable, and their respective successors and assigns.
     (c) All references to the term “Borrower” or “Obligor” wherever used herein shall mean Borrower or Obligor, as applicable, and their respective successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or Obligor or any of its assets or Borrower or Obligor in its capacity as debtor or debtor-in-possession under the Bankruptcy Code).
     (d) All references to the term “Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof.
     (e) All references to the plural shall also mean the singular and to the singular shall also mean the plural.
     (f) Capitalized terms not otherwise defined herein shall have the meanings given to them in the Third Amended and Restated Loan Agreement.
     (g) US Collateral Agent is acting as agent for and on behalf of the Secured Parties.
     16. Counterparts, etc. This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Guarantee by telefacsimile, pdf or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Guarantee. Any party delivering an executed counterpart of this Guarantee by telefacsimile, pdf or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Guarantee.
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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the day and year first above written.

WINKLER ATLANTIC HOLDINGS LIMITED
By:	/s/ Darren Richardson
Name:
Title:

By:	/s/ Stewart Halpern
Name:
Title: